UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2022

Hippo Holdings Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Forest Avenue

Palo Alto, California 94301

650 294-8463

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Warrants to purchase common stock	HIPO.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

To further drive efficiency and increase focus on the strategic priorities of Hippo Holdings Inc. (the “Company”), on August 31, 2022, the Company instituted an organizational realignment, including an involuntary workforce reduction affecting approximately 70 employees, which represents approximately 10% of the Company’s workforce. The Company expects the majority of the affected employees to be notified on August 31, 2022, with most job eliminations effective on September 1, 2022. In the third quarter of 2022, the Company expects to record charges of approximately $1.8 million to $2.0 million for severance, benefits, and related costs as a result of these actions, of which approximately $1.2 million to $1.4 million are expected to result in cash expenditures in the same period. The Company is continuing to review the potential impact of the reduction, including facility lease exits and additional employee related costs, and is unable to estimate any additional restructuring costs or charges at this time. If the Company subsequently determines that it will incur additional material restructuring costs or charges, it will amend this Current Report on Form 8-K with respect to such determination.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 15, 2022, Ran Harpaz will depart from his position as Chief Operating Officer and Chief Technology Officer of the Company. Mr. Harpaz will be eligible for separation benefits based on his termination consisting of $250,000, which equals six months of Mr. Harpaz’s base salary.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2022

HIPPO HOLDINGS, INC.

By:	/s/ RICHARD MCCATHRON
Richard McCathron
Chief Executive Officer